SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2009 (April 22, 2009)

BIOMODA INC.
(Exact Name of Registrant as Specified in its Charter)

New Mexico
(State or Other Jurisdiction of Incorporation)

333-90738	85-0392345
(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11342
Albuquerque, NM 87192
(Address of Principal Executive Offices, Including Zip Code)

(505) 821-0875
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 22, 2009, Biomoda, Inc. (“Biomoda”), Advanced Optics Electronics, Inc. (“ADOT”), and Leslie S. Robins (“Robins”) entered into a Settlement Agreement and Release (“Settlement”) to settle, between these three parties only, claims made, arising out of, related to, or which could have been made by and between them through April 22, 2009 in the pending federal lawsuit entitled Advanced Optics Electronics, Inc., et al. v. Leslie S. Robins, et al. No. CIV-2007-00855, JB/DJS, U.S. District Court for the District of New Mexico and other relevant suits including Advanced Optics Electronics, Inc., et al. v. Biomoda, Inc., et al., No. CV-2007-06529, Dist. Ct., Bernalillo Co., and Advanced Optics Electronics, Inc., et al. v. Biomoda, Inc., et al., No. CV-2007-07065, Dist. Ct., Bernalillo Co. (collectively these three suits are referred to as the “Litigation”).  As described below, the Settlement effectively separates Biomoda from ADOT and Robins and cedes control of ADOT to Robins.

As reported previously in a Current Report on Form 8-K filed August 15, 2007, Robins was removed for cause from the board of directors (“Board”) of Biomoda at a special meeting of the Board held on August 7, 2007 and on August 14, 2007, the Board ratified the President’s termination for cause of Robins as Vice President and Secretary effective July 21, 2007.  Pursuant to the Settlement, in addition to executing a release in favor of Biomoda, Robins took the following action:

(a) paid $10,000 to Biomoda and delivered to Biomoda all Biomoda documents within his possession or control;
(b) resigned from any position he may claim to hold or claim he should hold as an officer or director of Biomoda;
(c) transferred all shares of Biomoda stock currently held by Robins or by any family member or other person, corporation or entity in which he has any control, which consisted of 747,000 shares; and
(d) agreed to not ever acquire any Biomoda shares in the future.

In addition, pursuant to the Settlement, Michael Pete and John J. Cousins resigned as directors and officers of ADOT on April 22, 2009, and following such resignation, the remaining two directors of ADOT (Leslie S. Robins and Dr. Linda Obenour) appointed Leslie S. Robins as Chairman, Chief Executive Officer and President of ADOT, approved ADOT’s execution and delivery of Settlement and all actions contemplated thereby.  Thus, on April 22, 2009, ADOT transferred to Biomoda all shares of Biomoda stock currently held by ADOT (which consisted of 1,231,575 shares) and released Biomoda from all ADOT claims, including claims related to a promissory note dated May 1, 2002 or any sums allegedly owed to ADOT by Biomoda.  As previously reported in a Current Report on Form 8-K filed January 14, 2009, Biomoda discovered that no loan to Biomoda from ADOT was ever consummated nor monies exchanged and Biomoda wrote off the $1,030,748 debt with regard to the ADOT loan.

Finally, Biomoda also released Robins and ADOT.  The pending federal lawsuit against Leslie Robins will be dismissed with prejudice.

The settlement has been reached only with defendant Leslie Robins. The two remaining Defendants in the Federal RICO lawsuit are Alvin Robins (brother of Leslie Robins) and John Kearns (attorney for Leslie Robins). A default judgment has been rendered by the Court against Alvin Robins and John Kearns on all counts alleged and in favor of Biomoda and Advanced Optics. The damages portion of the judgment will be heard at the Court's convenience. Both Advanced Optics and Biomoda have alleged in court documents damages in the tens of millions of dollars. The remaining two defendants have yet to file a responsive pleading before the Court. Biomoda intends to aggressively pursue collection of damages against the remaining defendants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOMODA, INC.

Date: May 1, 2009	By:	/s/ John J. Cousins
John J. Cousins
President